SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
Post Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 4, 2003

Dear Shareholder:

      We cordially invite you to attend the 2003 Annual Meeting of Shareholders of Post Properties, Inc. to be held on Thursday, May 22, 2003, at 9:00 a.m. local time at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057.

      The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement.

      Please date, sign, and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

      On behalf of your Board of Directors, thank you for your continued support and interest in Post Properties, Inc.

Sincerely,

Robert C. Goddard, III
Chairman of the Board

POST PROPERTIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2003

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Post Properties, Inc. will be held at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057, on Thursday, May 22, 2003, at 9:00 a.m. local time, for the following purposes:

(1) To elect one director to serve until the 2004 Annual Meeting of Shareholders, one director to serve until the 2005 Annual Meeting of Shareholders, and four directors to serve until the 2006 Annual Meeting of Shareholders;

(2) To approve our 2003 Incentive Stock Plan; and

(3) To transact such other business as may properly come before the meeting or any adjournment of the meeting.

      Only the holders of record of common stock of Post Properties at the close of business on March 25, 2003 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment of the meeting. A list of shareholders as of the close of business on March 25, 2003, will be available at the Annual Meeting of Shareholders for examination by any shareholder, his agent, or his attorney.

      Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

Sherry W. Cohen
Executive Vice President
and Secretary

Atlanta, Georgia
April 4, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. YOU ALSO MAY VOTE YOUR SHARES OVER THE INTERNET AT THE ADDRESS SHOWN ON YOUR PROXY CARD OR BY TELEPHONE THROUGH THE NUMBER SHOWN ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

POST PROPERTIES, INC.

One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2003

      Our 2003 Annual Meeting of Shareholders will be held on Thursday, May 22, 2003, at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057, beginning promptly at 9:00 a.m. local time. The enclosed form of proxy is solicited by our board of directors. We anticipate that this Proxy Statement and the accompanying proxy will first be mailed to holders of our common stock on or about April 4, 2003.

Q:  Why am I receiving this Proxy Statement and proxy card?

A:  You are receiving a Proxy Statement and proxy card from us because you own shares of our common stock. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint David P. Stockert and Sherry W. Cohen as your representatives at the meeting. Mr. Stockert and Ms. Cohen will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Stockert and Ms. Cohen will vote your shares, under your proxy, in their discretion.

Q:  What is the record date?

A:  The record date is set for March 25, 2003. Only holders of common stock of record as of the close of business on this date will be entitled to vote at the annual meeting.

Q:  How many shares are outstanding?

A:  As of the record date, we had 37,325,182 shares of common stock outstanding in addition to 4,731,653 outstanding units of limited partnership in Post Apartment Homes, L.P., which are exchangeable for shares of common stock on a one-for-one basis.

Q:  What am I voting on?

A:  You are being asked to vote on the following:

•	the election of six directors, and

•	the approval of our 2003 Incentive Stock Plan.

No cumulative rights are authorized and dissenters’ rights are not applicable to the matters being voted upon.

Q:  How do I vote?

A:  You have four voting options. You may vote:

•	over the Internet at the address shown on your proxy card; if you have access to the Internet, we encourage you to vote in this manner,

•	by telephone through the number shown on your proxy card,

•	by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope, or

•	by attending the annual meeting and voting in person.

If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting depends on their voting processes. Please follow the directions on your proxy card carefully.

Q:  What if I return my proxy card but do not provide voting instructions?

A:  If you return a signed card but do not provide voting instructions, your shares will be voted for the six named nominees and for the approval of our 2003 Incentive Stock Plan.

Q:  Can all shareholders vote in person at the annual meeting?

A:  We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:  What does it mean if I receive more than one proxy card?

A:  It means that you have multiple accounts with the transfer agent and/or with stockbrokers. Please vote all of the shares.

Q:  What if I change my mind after I return my proxy?

A:  You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	voting again by telephone or over the Internet prior to 11:59 p.m., eastern time, on May 21, 2003,

•	signing another proxy with a later date,

•	voting in person at the annual meeting, or

•	giving written notice to the Secretary of Post Properties.

Q:  How many votes do you need to hold the meeting?

A:  In order for us to conduct the annual meeting, a majority of our outstanding shares of common stock as of the record date must be present at the meeting. This is referred to as a quorum. Your shares will be counted as present at the annual meeting if you:

•	vote via the Internet or by telephone,

•	properly submit a proxy (even if you do not provide voting instructions), or

•	attend the annual meeting and vote in person.

Q:  What if I abstain from voting?

A:  Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of a vote on certain proposals, including the election of directors and the approval of our 2003 Incentive Stock Plan.

Q:  How many votes are needed to elect directors?

A:  The six nominees receiving the highest number of for votes will be elected as directors.

Q:  How many votes are needed to approve the 2003 Incentive Stock Plan?

A:  To approve the 2003 Incentive Stock Plan, the for votes cast at the annual meeting must exceed the against votes cast at the annual meeting.

Q:  Will my shares be voted if I do not sign and return my Proxy Card?

A:  If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares.

On certain “routine” matters, such as the election of directors, brokerage firms have authority under New York Stock Exchange rules to vote their customers’ shares if the customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

On “non-routine” matters, such as the approval of our 2003 Incentive Stock Plan, if the brokerage firm has not received voting instructions from the shareholder, the brokerage firm cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted for or against the non-routine matter.

If you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting.

Q:  What happens if a director nominee is unable to stand for election?

A:  The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies will be voted for the substitute nominee. Proxies cannot be voted for more than six nominees.

Q:  How are votes counted?

A:  You may vote either for or against each proposal. If you just sign your proxy card with no further instructions, your shares will be counted as a vote for each director nominee and for the approval of our 2003 Incentive Stock Plan.

Voting results will be tabulated and certified by our transfer agent, EquiServe.

Q:  Where can I find the voting results of the meeting?

A:  We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2003. We will file that report with the Securities and Exchange Commission, and you can get a copy through:

•	our Secretary at Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057,

•	the Securities and Exchange Commission at (800) SEC-0330, or

•	the EDGAR system at www.sec.gov.

ELECTION OF DIRECTORS

      Our bylaws require at least three and no more than fifteen directors to constitute a full board of directors. Currently, the board of directors is set at eleven members. The bylaws divide the board of directors into three classes with the directors in each class serving a term of three years. At the annual meeting, there are six directors who have been nominated to stand for reelection as directors. In addition to the six nominees, there are five other directors continuing to serve on the board of directors, whose terms expire in 2004 and 2005. Arthur M. Blank has informed us that he intends to resign from the board of directors at the time of the annual meeting.

      Except as otherwise provided in this Proxy Statement, a proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The board of directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the annual meeting any of the nominees should be unable or unwilling to serve, the persons named in the proxy will vote to elect substitute nominees recommended by the board of directors. In no event, however, can a proxy be voted to elect more than six directors.

      The following list sets forth the names of the nominees and also contains, as to each nominee and incumbent director, certain biographical information, a brief description of principal occupation and business experience during at least the past five years, directorships of companies (other than Post Properties) presently held, and certain other information. This information has been furnished by the respective individuals.

Nominee for Election — Term Expiring 2004

      L. Barry Teague has been a director of Post Properties since February 2003. Since 1999, Mr. Teague has been a principal of Walton Communities, LLC, a real estate and apartment community development firm. From 1987 to 1999, Mr. Teague was the owner of Teague-Ausburn Properties, Inc., a real estate and apartment community development firm. Mr. Teague is 61 years old.

Nominee for Election — Term Expiring 2005

      David P. Stockert has been a director of Post Properties since May 2002. Since July 2002, Mr. Stockert has been President and Chief Executive Officer of Post Properties. From January 2001 to June 2002, Mr. Stockert served as Post Properties’ President and Chief Operating Officer. From July 1999 to October 2000, Mr. Stockert was Executive Vice President of Duke Realty Corporation, a publicly traded real estate company. From June 1995 to July 1999, Mr. Stockert was Senior Vice President and Chief Financial Officer of Weeks Corporation, also a publicly traded real estate company that was a predecessor by merger to Duke Realty Corporation. Mr. Stockert is 40 years old.

Nominees for Election — Term Expiring 2006

      Herschel M. Bloom has been a director of Post Properties since May 1994. Mr. Bloom is currently, and has been for more than five years, a partner in the law firm of King & Spalding LLP, which has represented Post Properties since 1971. Mr. Bloom is also a director of Russell Corporation. Mr. Bloom is 60 years old.

      Russell R. French has been a director of Post Properties since July 1993. Mr. French is currently, and has been for more than five years, a general partner of Moseley & Co. I and II and a member of Moseley & Co. III. In addition, Mr. French has been a member of MKFJ-IV, LLC since 1998 and a member of Moseley & Co. V, LLC since 2000. Each of Moseley & Co. II, Moseley & Co. III, MKFJ-IV, LLC and Moseley & Co. V, LLC is the general partner of a venture capital fund. Mr. French is 57 years old.

      Robert C. Goddard, III has been a director of Post Properties since May 2002 and Chairman of the Board since February 2003. Since July 2000, Mr. Goddard has been Chairman and Chief Executive Officer of Goddard Investment Group, a commercial real estate firm focusing in the Atlanta, Dallas, Houston and Denver markets. From 1988 to December 2000, Mr. Goddard served as Chairman and Chief Executive Officer of the NAI/Brannen Goddard Company, a real estate firm. Mr. Goddard is 48 years old.

      Ronald de Waal has been a director of Post Properties since May 2000. Since 1983, Mr. de Waal has been Chairman of the Board of We International b.v., a Netherlands corporation, which operates fashion specialty stores in Belgium, the Netherlands, Switzerland, Germany and France. Mr. de Waal is also a director of Saks Incorporated and The Body Shop International plc. Mr. de Waal is 51 years old.

      The board of directors unanimously recommends a vote for L. Barry Teague to hold office until the 2004 Annual Meeting of Shareholders or until his successor is duly elected and qualified, David P. Stockert to hold office until the 2005 Annual Meeting of Shareholders or until his successor is duly elected and qualified, and Herschel M. Bloom, Russell R. French, Robert C. Goddard, III and Ronald de Waal to hold office until the 2006 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Incumbent Directors — Term Expiring 2004

      Robert L. Anderson has been a director of Post Properties since May 2000. Mr. Anderson has been President of Robert Anderson Consulting, LLC, a firm specializing in investment and structuring advice, since its founding in October 1997. In addition, he has been President of Ronus, Inc., a privately owned real estate investment firm, since October 1998. Mr. Anderson served as a partner at Price Waterhouse (currently PricewaterhouseCoopers LLP) from July 1982 to October 1997. Mr. Anderson is a director of Harold’s Stores, Inc. Mr. Anderson is 60 years old.

      Arthur M. Blank has been a director of Post Properties since May 1994. Since February 2001, Mr. Blank has been the Chairman, President and Chief Executive Officer of AMB Group, LLC, a privately owned investment firm. Since February 2002, Mr. Blank has also been the Chairman, President and Chief Executive Officer of Atlanta Falcons Football Club, LLC. Mr. Blank was a director of The Home Depot, Inc. beginning in 1978, when he co-founded the company, through his retirement in 2001. Mr. Blank served as President and Chief Operating Officer of Home Depot from 1978 to 1997, when he became Chief Executive Officer. In December 2000, Mr. Blank became Co-Chairman of the Board and served in that capacity until his retirement from Home Depot in May 2001. In addition to serving on a number of non-profit boards, Mr. Blank is Chairman of The Arthur M. Blank Family Foundation and is a director of Cox Enterprises, Inc. and Staples, Inc. Mr. Blank is 60 years old.

      John T. Glover has been a director of Post Properties since 1984. From March 2000 to February 2003, Mr. Glover was Vice Chairman. From 1984 until March 2000, Mr. Glover acted as its President, Chief Operating Officer and Treasurer. Mr. Glover is a director of Haverty Furniture Companies, Inc., a trustee of Emory University and a director of Emory Healthcare, Inc. Mr. Glover is 56 years old.

Incumbent Directors — Term Expiring 2005

      Charles E. Rice has been a director of Post Properties since 1997. Since January 2001, Mr. Rice has been Chairman of Mayport Venture Partners LLC, a venture capital firm. From December 1998 until January 2001, Mr. Rice served as Vice Chairman of Corporate Development of Bank of America. Mr. Rice served as the Chairman of NationsBank, Inc. (currently Bank of America, Inc.) from January 1998 to October 1998, and as the Chairman of the Board and Chief Executive Officer of Barnett Banks, Inc. from 1984 until January 1998. He is also a director of CSX Corporation, Sprint Corporation and Bessemer Trust Company. Mr. Rice is 67 years old.

      John A. Williams is the founder of Post Properties and has been a director since its inception in 1971. From 1971 until June 2002, Mr. Williams served as the Chairman of the Board and Chief Executive Officer. Mr. Williams continued to serve as the Chairman of the Board until February 2003, when he was named Chairman Emeritus. Mr. Williams is also a director of Crawford & Company. Mr. Williams is 60 years old.

Meetings of the Board of Directors

      During 2002, our board of directors held six meetings. Messrs. Anderson, Bloom, French, Glover, Rice and Williams each attended 100% of all board of directors meetings. Messrs. Blank and de Waal each attended 83% of all board of directors meetings. Messrs. Goddard and Stockert each attended 100% of all board of directors meetings after their appointment to the board of directors in May 2002. All the directors, except Mr. de Waal, each attended 100% of all committee meetings. Mr. de Waal attended 83% of all meetings of committees on which he served.

Committees of the Board of Directors

      Audit Committee. The board of directors has established an Audit Committee that consists of Messrs. Bloom, French and Goddard. Mr. French currently serves as Chairman of the Audit Committee.

      The Audit Committee is responsible for, among other things:

•	recommending independent auditors,

•	discussing with our independent auditors their independence from management,

•	reviewing with our independent auditors the scope and results of their audit,

•	discussing with management and our independent auditors the interim and annual financial statements that we file with the Securities and Exchange Commission, and

•	reviewing and monitoring our accounting principles, policies and financial and accounting controls.

      During 2002, the Audit Committee held six meetings.

      The Audit Committee operates under a written Audit Committee Charter adopted by the Board, a copy of which was attached to our proxy statement for our 2001 Annual Meeting of Shareholders.

      Executive Compensation and Management Development Committee. In May 2002, the board of directors changed the name of the Compensation Committee to the Executive Compensation and Management Development Committee and expanded the committee’s responsibilities. The committee consists of Messrs. Anderson, French and Rice. Mr. Rice currently serves as Chairman of the committee. The committee is responsible for, among other things:

•	making recommendations, at least annually, to the board of directors regarding our policies relating to the amounts and terms of all compensation of our executive officers,

•	administering and discharging in full the authority of the board of directors with respect to our Employee Stock Plan and our Shareholder Value Plan, and

•	monitoring and evaluating our management resources, structure, succession planning, development and selection process as well as the performance of our executive officers and other senior managers.

      During 2002, the Executive Compensation and Management Development Committee held three meetings.

      Following the approval of our 2003 Incentive Stock Plan at the annual meeting, the Executive Compensation and Management Development Committee also will be responsible for discharging the full authority of the board of directors with respect to such plan.

      Nominating Committee. In May 2002, the board of directors established a Nominating Committee that consists of Messrs. Anderson, Blank, Bloom, French, Goddard, Rice and de Waal. Mr. Bloom currently serves as Chairman of the Nominating Committee. The Nominating Committee is responsible for, among other things:

•	selecting potential candidates to be nominated for election to the board of directors,

•	recommending potential candidates for election to the board of directors, and

•	making recommendations to the board of directors concerning the structure and membership of other board committees.

      The Nominating Committee will consider responsible recommendations by shareholders of candidates to be nominated as directors for our 2004 Annual Meeting of Shareholders. All such recommendations must be in writing and addressed to our Secretary. During 2002, the Nominating Committee held no meetings.

      Strategic Planning Committee. The board of directors has established a Strategic Planning Committee that consists of Messrs. Blank, Goddard and de Waal. Mr. Blank currently serves as Chairman of the Strategic Planning Committee. The Strategic Planning Committee is responsible for, among other things:

•	meeting with our Chief Executive Officer and other executive officers to develop a multi-year strategic business plan, and

•	meeting with our Chief Executive Officer and other executive officers at least annually to review the strategic plan.

      During 2002, the Strategic Planning Committee held three meetings.

Compensation of Directors

      We pay our non-employee directors fees for their services as directors. Until August 2002, directors received annual compensation of $12,000 plus a fee of $500 for attendance (in person or by telephone) at each meeting of the board of directors, but not for committee meetings. In August 2002, the board:

•	increased the annual retainer to $20,000,

•	increased the board meeting attendance fee to $1,000,

•	established a committee meeting attendance fee (excluding the audit committee) of $500 per meeting,

•	established an audit committee meeting attendance fee of $1,000 per meeting, and

•	established an additional annual fee for the audit committee chairman of $7,500.

      The board of directors has authorized the payment, at the option of each non-employee director, of all director fees in shares of common stock. Directors are reimbursed for all out-of-pocket expenses incurred in attending all board of directors and committee meetings.

      Each non-employee director who is serving as such on December 31 of each year and who has served as such for more than one year, on each December 31, automatically receives a grant of options to purchase 3,000 shares of common stock at an exercise price equal to 100% of the fair market value of the common stock on the date of such grant. Pursuant to this plan, each of Messrs. Anderson, Blank, Bloom, de Waal, French and Rice received a grant of options to purchase 3,000 shares of common stock on December 31, 2002. In addition, on the date of initial appointment to the board of directors, each non-employee director automatically receives a grant of options to purchase that number of shares of common stock determined by dividing $10,000 by the fair market value per share of the common stock on the date of such grant at an exercise price equal to 100% of the fair market value of the common stock on such date. Mr. Goddard received such a grant during 2002. In the event of a change of control of Post Properties, the board of directors may unilaterally cancel a director’s option to purchase common stock as of any date to the extent then unexercised after advance written notice to each affected director.

Mandatory Retirement for Directors

      No director may stand for reelection to the board of directors after reaching the age of 68.

COMMON STOCK OWNERSHIP BY MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

      The following table sets forth the beneficial ownership of shares of common stock as of March 1, 2003 for:

•	our directors,

•	our Chief Executive Officer and each of our four other most highly compensated executive officers (collectively the “Named Executive Officers”),

•	our directors and executive officers as a group, and

•	each shareholder that holds more than a 5% interest in our outstanding common stock.

      Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and disposition power.

				Total Number
	Number		Number of	of Units
	of Shares		Exercisable	Beneficially			Percent of
Name of Beneficial Owner	Owned		Options(1)	Owned(2)		Total	Class(3)

Directors and Executive Officers:
Robert L. Anderson	4,611	(4)	6,226	—		10,837	*
Arthur M. Blank	31,281		16,876	—		48,157	*
Herschel M. Bloom	11,180		16,876	—		28,056	*
Russell R. French	8,235		17,241	—		25,476	*
John T. Glover	344,474	(5)	465,311	568,744	(6)	1,378,529	3.6%
Robert C. Goddard, III	25,818	(7)	323	—		26,141	*
Charles E. Rice	17,458		15,248	—		32,706	*
L. Barry Teague	—		436	814,046	(8)	814,482	2.1%
Ronald de Waal	466,542	(9)	6,226	—		472,768	1.3%
John A. Williams(10)	855,065	(11)	413,071	1,619,679	(12)	2,887,815	7.3%
David P. Stockert	71,116		70,000	—		141,116	*
R. Gregory Fox	32,073		119,836	—		151,909	*
John B. Mears	26,470		110,800	—		137,270	*
Thomas L. Wilkes	42,131		73,817	—		115,948	*
All directors and executive officers as a group (17 persons)	1,977,724		1,495,161	3,013,658		6,486,543	15.5%

Other Five Percent Shareholders:
None

*	Less than 1%

(1)	Includes options that become exercisable on or before May 1, 2003. Assumes options that become exercisable when the market price of our common stock maintains a certain level will not become exercisable on or before May 1, 2003.
(2)	Includes the number of shares of common stock into which units of limited partnership interests in Post Apartment Homes, L.P. (“Units”) beneficially owned by the person are redeemable (if we elect to issue shares of common stock rather than pay cash upon such redemption). Units are redeemable for common stock or cash, at our option.
(3)	Based on an aggregate of 37,265,449 shares of common stock issued and outstanding as of March 1, 2003. Assumes that all options beneficially owned by the person are exercised and all Units beneficially owned by the person are redeemed for shares of common stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised and none of the Units beneficially owned by other persons are redeemed for shares of common stock.
(4)	Includes 3,000 shares of common stock held by Mr. Anderson’s spouse.
(5)	Includes (a) 405 shares owned by Mr. Glover’s spouse and (b) 25,250 shares owned by The Glover Family Foundation, Inc.
(6)	Includes (a) 405,426 shares of common stock issuable upon redemption of Units deemed beneficially owned by Mr. Glover through his control of certain limited partnerships and (b) 94,428 shares of common stock issuable upon redemption of Units deemed beneficially owned by Mr. Glover through his control of a corporation.
(7)	Includes 4,200 shares of common stock deemed beneficially owned by Mr. Goddard through GIG REIT Fund #1.
(8)	Includes (a) 369,992 shares of common stock issuable upon redemption of Units deemed beneficially owned by Mr. Teague through his control of a partnership, (b) 312 shares of common stock issuable upon redemption of Units deemed beneficially owned by Mr. Teague through his control of a corporation, and (c) 51,637 shares of common stock issuable upon redemption of Units deemed beneficially owned by Mr. Teague through certain trusts, of which Mr. Teague’s wife is the trustee and Mr. Teague’s children are beneficiaries.
(9)	Includes 440,000 shares of common stock deemed beneficially owned by Mr. de Waal through his control of certain corporations.

(10)	The address of Mr. Williams is One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057.
(11)	Includes (a) 1,405 shares of common stock held by Mr. Williams’ spouse and (b) 25,500 owned by the John A. Williams Foundation, Inc.
(12)	Includes 1,469,918 shares of common stock issuable upon redemption of Units deemed beneficially owned by Mr. Williams through control of certain limited partnerships.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information concerning the compensation paid to our Named Executive Officers for the years ended December 31, 2002, 2001 and 2000.

							Long-Term
							Compensation
							Awards
	Annual Compensation
							Securities	Restricted
					Other		Underlying	Stock	All
					Annual		Options(1)	Awards(2)	Other
Name and Principal Position	Year	Salary		Bonus	Compensation		(#)	($)	Compensation(3)

David P. Stockert(4)	2002	$375,000		—	$107,200	(5)	50,000	$50,000	$4,200
President and Chief	2001	375,000		—	107,200	(5)	175,000	33,750	2,615
Executive Officer	2000	—		—	—		—	—	—
John A. Williams	2002	$300,000		—	$575,659	(7)	—	—	$270,173
Former Chairman of the	2001	450,000		—	168,275	(7)	—	—	408,989
Board of Directors and	2000	325,000	(6)	—	187,648	(7)	—	—	443,456
former Chief Executive Officer
Thomas L. Wilkes	2002	$315,000		—	$47,200	(8)	30,000	$45,000	$4,200
President — Post	2001	315,000		—	108,109	(8)	50,000	60,645	2,611
Apartment Management	2000	210,000		$54,986	7,200		—	34,609	2,611
R. Gregory Fox	2002	$315,000		—	$27,200	(9)	25,000	$40,000	$4,200
Executive Vice President	2001	315,000		—	27,200	(9)	25,000	55,455	2,615
and Chief Financial	2000	210,000		$36,000	7,200		—	50,371	1,664
Officer
John B. Mears	2002	$235,000		$50,000	$7,200		20,000	$30,000	$4,200
Executive Vice President —	2001	235,000		61,920	7,200		—	52,257	2,615
Post Apartment Development	2000	225,000		33,240	7,200		—	43,427	2,614

(1)	Options shown include options granted to the Named Executive Officers for meeting certain performance goals during the year set forth, but granted the following year.
(2)	Includes restricted shares granted to the Named Executive Officers for meeting certain performance goals during the year set forth, but granted in the following year. The aggregate number and value of shares of restricted stock held by each Named Executive Officer as of January 30, 2003, the most recent date upon which shares of restricted stock were granted, were as follows:

	Aggregate Number of Shares	Dollar Value of Aggregate
Name	of Restricted Stock	Restricted Stock Holdings

David P. Stockert	2,771	$66,532
John A. Williams	—	—
Thomas L. Wilkes	3,678	88,309
R. Gregory Fox	3,622	86,964
John B. Mears	3,025	72,630

       For 2002, Messrs. Stockert, Wilkes, Fox and Mears earned restricted stock awards of 2,082, 1,874, 1,666 and 1,249 shares, respectively. Restricted stock awards earned in 2002 were granted on January 30, 2003 and vest one-third per year beginning December 31, 2003. For 2001, Messrs. Stockert, Wilkes, Fox and Mears earned restricted stock awards of 1,034, 1,858, 1,699 and 1,601 shares, respectively. Restricted stock awards earned in 2001 were granted on February 28, 2002. One-third of these shares vested on December 31, 2002 and will continue to vest one-third per year on December 31, 2003 and December 31, 2004. For 2000, Messrs. Wilkes, Fox and Mears earned restricted stock awards of 942, 1,371, and 1,182 shares, respectively. Restricted stock awards earned in 2000 were granted on February 8, 2001. One-fifth of these shares vested on each of August 8, 2001 and August 8, 2002 and will continue to vest one-fifth per year on

August 8, 2003, August 8, 2004 and August 8, 2005. Dividends are paid on all shares of restricted stock.

(3)	“All Other Compensation” consists of:

•	matching contributions to the company-sponsored 401(k) plan for each Named Executive Officer,
•	amounts paid by us for term life insurance coverage for each Named Executive Officer, and
•	the dollar value of the benefit of premiums paid for split-dollar life insurance policies (unrelated to the term life insurance component of the coverage paid for directly by the Named Executive Officer) projected on an actuarial basis.

The following table shows the amount of each category of “All Other Compensation” received by each Named Executive Officer in 2002:

	401(k) Matching	Term Life	Split-Dollar Life
Name	Contribution	Insurance Premiums	Insurance Premiums

David P. Stockert	$3,000	$1,200	—
John A. Williams	3,000	720	$266,453
Thomas L. Wilkes	3,000	1,200	—
R. Gregory Fox	3,000	1,200	—
John B. Mears	3,000	1,200	—

All premiums paid on Mr. Williams split-dollar life insurance policy were paid prior to July 30, 2002, the date the Sarbanes-Oxley Act of 2002 was enacted.

(4)	Mr. Stockert’s employment with Post Properties began effective January 1, 2001.
(5)	“Other Annual Compensation” for Mr. Stockert for 2002 and 2001 includes forgiveness of indebtedness in the amount of $100,000 in each year.
(6)	Includes $125,000 that Mr. Williams elected to receive in the form of 54,585 options to purchase common stock. These options are not otherwise reflected in the table.
(7)	“Other Annual Compensation” for Mr. Williams for 2002, 2001 and 2000 includes (a) the cost of tax and financial planning by third parties in the amounts of $75,000, $78,319 and $75,000, respectively and (b) personal use of company-owned aircraft in the amounts of $25,794, $66,106, and $73,576, respectively. In addition, it includes $450,865 in 2002 for personal use of aircraft of which Post Properties owns a fractional interest.
(8)	“Other Annual Compensation” for Mr. Wilkes includes, in 2002, forgiveness of indebtedness in the amount of $40,000 and includes, in 2001, forgiveness of indebtedness in the amount of $40,000 and relocation expenses of $60,909.
(9)	“Other Annual Compensation” for Mr. Fox includes forgiveness of indebtedness in the amount of $20,000 in each year.

Option Grants Table

      None of the Named Executive Officers received option grants during 2002.

Fiscal Year-End Option Value Table

      The following table sets forth certain information with respect to the number of unexercised options held by our Named Executive Officers as of December 31, 2002. There were no stock options exercised by the Named Executive Officers during the year ended December 31, 2002. In addition, none of the Named Executive Officers held any in-the-money options as of December 31, 2002.

Fiscal Year-End Option Values

	Securities Underlying
	Number of Unexercised
	Options at Fiscal Year-End

Name	(Exercisable)	(Unexercisable)

David P. Stockert	35,000	140,000
John A. Williams	413,071	—
Thomas L. Wilkes	55,045	53,772
R. Gregory Fox	101,483	53,353
John B. Mears	100,026	25,774

Long Term Incentive Plan Table

      The following table sets forth awards made to the Named Executive Officers in 2002 under our shareholder value plan. The shareholder value plan gives participants the opportunity to receive a percentage of a target bonus for each performance period based on Post Properties’ total shareholder return in relation to the total shareholder return reported for such period in the NAREIT total return index for all equity REITs whose return is reported in such index. A performance period is a three calendar year period, and a target bonus will be set for each participant for each performance period. A percentage of a participant’s target bonus will be payable for a performance period under the plan’s standard benchmark rankings and related target bonus payment percentage only if our total shareholder return for a performance period ranks Post Properties in the top 50% of all equity REITs whose total shareholder return is reported in the NAREIT total return index for such period. Thus, the plan is intended to tie a participant’s bonus to Post Properties’ long term performance relative to the long term performance of other REITs with respect to providing a total return to our shareholders.

			Estimated Future Payouts
		Performance
Name	Grant Date	Period	Threshold	Target	Maximum

David P. Stockert	2/28/02	3 years	—	$33,750	$101,250
John A. Williams	N/A	N/A	—	—	—
Thomas L. Wilkes	2/28/02	3 years	—	60,630	181,890
R. Gregory Fox	2/28/02	3 years	—	55,470	166,410
John B. Mears	2/28/02	3 years	—	52,245	156,735

Noncompetition Agreements, Employment Agreements and Change of Control Agreements

Noncompetition Agreements

      Mr. Williams has entered into a noncompetition agreement with Post Properties and Post Apartment Homes, L.P. This agreement prohibits Mr. Williams, subject to certain limited exceptions, from engaging in managerial responsibilities directly or indirectly in the development, operation, management, leasing or landscaping of any upscale multifamily community for the period of his employment by us or our affiliates and for two years from the termination of his employment and, subject again to certain exceptions and time limits, from soliciting employees or soliciting customers following a termination of employment or from divulging trade secrets or confidential information.

Employment Agreements

      Mr. Williams entered into a new employment agreement with us effective July 1, 2002. His new agreement provides that he will be the Chairman of our Board of Directors and that he will receive a minimum base salary of $150,000. This agreement will end on the date of our regularly scheduled annual shareholders’ meeting in 2013. The agreement provides for continued participation in our employee benefit plans as well as various executive perquisites, including the use of company aircraft, an automobile allowance and office space and secretarial services. If the agreement is terminated by us without cause or by Mr. Williams in certain circumstances, Mr. Williams will continue to receive his current base salary and other benefits and perquisites until the end of the term of the agreement, any unvested stock options will become immediately exercisable and the restrictions on any restricted stock will lapse. In the event of a termination by us for cause, Mr. Williams will not be entitled to receive his current base salary or any of the perquisites and benefits provided exclusively by his employment agreement.

      On February 20, 2003, Mr. Williams became Chairman Emeritus. The change in Mr. Williams’ role from executive to non-executive status will result in Post Properties recording a non-cash charge in the first quarter of 2003 related to payments provided to Mr. Williams pursuant to his employment agreement.

     Change of Control Agreements

      Each of Messrs. Stockert, Wilkes, Fox and Mears have entered into change of control agreements with us. These change of control agreements provide a range of benefits to an executive if at any time during a specified period which starts on the effective date of a change of control we terminate such executive’s employment without “cause” or he resigns for good reason or, as for Messrs. Stockert, Wilkes and Fox, if he resigns for any reason during the ninety day period which starts on the first anniversary of the effective date of the change of control. The specified period for Messrs. Stockert, Wilkes and Fox is three years. The specified period for Mr. Mears is two years.

      Upon any such termination of Messrs. Stockert, Wilkes or Fox:

•	he would receive a cash payout equal to three times his salary and bonus in a cash lump sum within thirty days after his employment terminates,

•	any of his unvested stock options would become immediately exercisable and all his options would be exercisable for three years or until the expiration of their term, whichever comes first,

•	the restrictions on any of his restricted stock would lapse,

•	he would be treated as if he had remained employed by us for three years for purposes of any loan made by us to him, including any provisions regarding the forgiveness of any such loan for continuing to work for us over such period,

•	he would receive a payment of 140% of the excess, if any, of the principal and interest outstanding on any loan made by us to help him purchase shares of our stock over the total market value of such shares on the date his employment terminates, and

•	he would continue for three years to be eligible to participate in employee benefit plans and receive various executive perquisites consistent with plans in which he participated and perquisites he received prior to the date his employment terminates.

Upon any such termination of Mr. Mears:

•	he would receive a cash payout equal to two times his salary and bonus in a cash lump sum within thirty days after his employment terminates,

•	any of his unvested stock options would become immediately exercisable and all his options would be exercisable for two years or until the expiration of their term, whichever comes first,

•	the restrictions on any of his restricted stock would lapse,

•	he would be treated as if he had remained employed by us for two years for purposes of any loan made by us to him, including any provisions regarding the forgiveness of any such loan for continuing to work for us over such period,

•	he would receive a payment of 140% of the excess, if any, of the principal and interest outstanding on any loan made by us to help him purchase shares of our stock over the total market value of such shares on the date his employment terminates, and

•	he would continue for two years to be eligible to participate in employee benefit plans and receive various executive perquisites consistent with plans in which he participated and perquisites he received prior to the date his employment terminates.

All of these executives also will be eligible to receive such benefits if we terminate their employment without “cause” or they resign for good reason during the sixty day period which ends on the date of a change of control if such change of control becomes effective.

      Under these agreements, a change of control is defined as:

•	any change which is required to be reported in a proxy statement,

•	a person becoming a beneficial owner of 45% or more of the combined voting power of our then outstanding securities for the election of directors,

•	the members of our board of directors at the beginning of any period of two consecutive years or less cease for any reason to constitute a majority of our board of directors unless their successors were approved by at least two-thirds of the members of our board at the beginning of such period,

•	our shareholders approve a reorganization, merger, consolidation or share exchange which results in our common stock being changed into securities of another non-Post affiliated organization,

•	any dissolution or liquidation of Post Properties or the disposition of 50% or more of our assets or business, or

•	our shareholders approve any reorganization, merger, consolidation or share exchange with another corporation that would cause existing shareholders of Post Properties to hold less than 60% of the outstanding shares of common stock of the surviving entity.

      A change of control is “effective” under these change of control agreements on the date of the closing of the transaction which effects the change of control or, if there is no such closing, on the date the change is reported to the Securities and Exchange Commission.

      If an executive would be subject to a “golden parachute” excise tax as a result of the benefits called for under his change of control agreement, he agrees to waive his right to up to $25,000 (under the agreements with Messrs. Stockert, Wilkes and Fox) or $10,000 (under the agreement with Mr. Mears) of such benefits in order to eliminate such tax. However, if such a waiver would fail to eliminate such tax, no waiver shall be required, and we will make payments to the executive sufficient to pay such excise tax and any additional taxes due as a result of such payment.

      Each executive further agrees to protect our trade secrets and confidential information for the one year period following his termination of employment and to refrain from soliciting our customers and our employees for the two year period following his termination of employment.

      The initial term of these change of control agreements ends in September 2004, but the term automatically extends for one additional year following the first anniversary of the agreements and for one additional year on each subsequent anniversary date unless we advise Messrs. Stockert, Wilkes, Fox and Mears at least 180 days before any such anniversary date that there will be no automatic extension on the subsequent anniversary date.

Compensation Committee Interlocks and Insider Participation

      During 2002, Messrs. Anderson, Blank, French and Rice served as members of the Executive Compensation and Management Development Committee (or its predecessor, the Compensation Committee). During 2002, Mr. Williams served as a director of the Atlanta Falcons Football Club, LLC, of which Mr. Blank is Chairman, President, and Chief Executive Officer. Otherwise, during 2002:

•	none of our other executive officers was a director of another entity where one of that entity’s executive officers served on Post Properties’ Compensation Committee,

•	no member of the Compensation Committee was an officer or employee of Post Properties or any of its subsidiaries,

•	other than as described below no member of the Compensation Committee entered into any transaction with Post Properties in which the amount involved exceeded $60,000,

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on Post Properties’ Compensation Committee, and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on Post Properties’ board.

      As discussed below under the caption “Certain Relationships and Related Party Transactions — Other Relationships,” during 2002, we received landscaping fees of $352,259 from Mr. Blank.

Legal Proceedings Involving Directors

      A Temporary Restraining Order was issued by the Superior Court of Cobb County, Georgia on March 21, 2003 enjoining certain activities by Post Properties and our Board of Directors for a period of 30 days. The Order was issued as a result of a Complaint for Injunctive Relief and Damages filed by John A. Williams, Chairman Emeritus of the Board. The Board of Directors was to have considered a number of resolutions that would have restricted Mr. Williams with respect to certain company matters, including restrictions on access to employees and information, if they had been adopted. The Order enjoins the Board from voting on any such resolutions or from otherwise affecting Mr. Williams’ rights as a shareholder, as a director, or under his Employment Agreement during the 30-day period. We intend to vigorously defend ourselves in this matter. Our management believes that the resolution of this matter will not have a material adverse effect on our results of operations or financial position.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Insider Loans

      In November 1999, our board of directors approved a Senior Management Stock Ownership Program. The senior officers are expected to use the proceeds of the loans to purchase shares of our common stock. However, none of the loans made under our Senior Management Stock Ownership Program are collateralized with the stock purchased with the loan proceeds. Pursuant to this program, in December 1999, we made loans to senior officers in the principal amounts set forth below. This listing includes only those senior officers that were still employees during the year ended December 31, 2002. The original amount of the loans and the outstanding balances as of March 1, 2003 are as follows:

		Outstanding
Senior Officer	Amount of Loan	Balance

W. Daniel Faulk, Jr.	$1,000,000	$1,000,000
R. Gregory Fox	750,000	750,000
John B. Mears	750,000	750,000
Sherry W. Cohen	500,000	500,000
Douglas S. Gray	500,000	500,000
Thomas L. Wilkes	500,000	500,000
Sheila J. Teabo	250,000	250,000

      In February 2000, we made additional loans to senior officers pursuant to the Senior Management Stock Ownership Program in the principal amounts set forth below. This listing includes only those senior officers that were still employees during the year ended December 31, 2002. The original amount of the loans and the outstanding balances as of March 1, 2003 are as follows:

		Outstanding
Senior Officer	Amount of Loan	Balance

Janet Appling	$250,000	$250,000
John D. Hooks	250,000	250,000
Terry L. Chapman	250,000	250,000
Janie S. Maddox	250,000	250,000

      In June 2001 and August 2001, we made additional loans to senior officers pursuant to the Senior Management Stock Ownership Program in the principal amounts set forth below. This listing includes only those senior officers that were still employees during the year ended December 31, 2002. The original amount of the loans and the outstanding balances as of March 1, 2003 are as follows:

		Outstanding
Senior Officer	Amount of Loan	Balance

David P. Stockert	$1,000,000	$1,000,000
John R. Allums	500,000	0
Clifford Ratkovich	500,000	0
J. Hall McCallum	250,000	0
Thomas L. Wilkes	250,000	250,000

      During 2002, Post Properties forgave a portion of Messrs. Allums, Ratkovich and McCallum’s Senior Management Stock Ownership Loans in the amounts and on the dates set forth below:

	Amount of Loan	Date of
Senior Officer	Forgiveness	Forgiveness

John R. Allums	$49,979	2/02
Clifford Ratkovich	125,916	8/02
J. Hall McCallum	56,244	6/02

      Messrs. Allums, Ratkovich and McCallum repaid the balance of their Senior Management Stock Ownership Loans during 2002. Each of these individuals ceased to be employed by us during 2002.

      In May 2001, we made additional loans to three of our senior officers outside of our Senior Management Stock Ownership Program, in order to allow them to purchase shares of our common stock in the principal amounts set forth below. These loans are not collateralized by the stock purchased with the loan proceeds. The outstanding balances for such loans as of March 1, 2003 are also set forth below.

		Outstanding
Senior Officer	Amount of Loan	Balance

David P. Stockert	$1,000,000	$800,000
Thomas L. Wilkes	200,000	120,000
R. Gregory Fox	100,000	60,000

      All of the loans described above bear interest at 6.32%. Interest is payable quarterly and the loans are due in full on the earlier of (1) the tenth anniversary of the date of the note or (2) 30 days after the employee ceases for any reason to be an employee of Post Properties. The outstanding balance for the loans described above excludes accrued interest.

      In connection with the May 2001 loans, we entered into agreements to forgive the loans of Messrs. Stockert, Wilkes and Fox in installments equal to the following amounts each year.

Amount of Loan
Senior Officer	Forgiveness

David P. Stockert	$100,000
Thomas L. Wilkes	40,000
R. Gregory Fox	20,000

      The agreements were entered into with these three Named Executive Officers prior to July 30, 2002, the date the Sarbanes-Oxley Act of 2002 was enacted. The outstanding balances as of March 1, 2003 include the amounts we forgave during the year ended December 31, 2002.

      In connection with the transfer of our third party construction businesses during the first quarter of 2002, we waived our right to demand payment on the loan of Mr. Faulk when his employment with us ended on February 28, 2002. Mr. Faulk’s loan is due in full on the earlier of (1) the tenth anniversary of the original date of the note or (2) 30 days after he ceases for any reason to be employed by the entity that acquired our third party construction business.

Post Construction Services Transaction

      During the first quarter of 2002, Post Properties transferred certain construction contracts of Post Construction Services Inc., its third party construction business, to Oxford Properties, LLC in exchange for $100 and Oxford Properties’ assumption of substantially all of Post Construction Services’ liabilities related to the transferred assets. In approving the transaction, our board of directors ascribed nominal value to the assets being transferred. The assets consisted principally of third party construction contracts for the construction of four garden style apartment, condominium and townhome communities as well as related subcontracts, indemnities and guarantees. In connection with the transfer of Post Construction Services’ construction contracts, Oxford Properties had the right to receive a deferred fee upon completion of one of the construction projects in the amount of $500,000. Oxford Properties also agreed to employee 28 former Post Properties and Post Construction Services employees. As a result, we were not responsible for costs that would otherwise result from winding up the third party construction business. Oxford Properties is an entity formed by W. Daniel Faulk, Jr., our former President — Post Apartment Development, Richard A. Denny III, a former Vice President of Post Properties and John A. Williams, Jr., who is the son of John A. Williams, our former Chairman and

Chief Executive Officer. John A. Williams, Jr. purchased 100% of the preferred membership interests of Oxford Properties for $1 million. The preferred membership interests earn a preferred return of 6.00% per annum. In addition, Messrs. Faulk, Denny and Williams, Jr. own 45%, 20% and 35%, respectively, of the common membership interests in Oxford Properties. John A. Williams does not own any of the outstanding equity interests in Oxford Properties and he does not have any management role in Oxford Properties.

      Oxford Properties and each of Messrs. Faulk and Denny have entered into a three-year non-competition agreement with Post Properties prohibiting Oxford Properties or such individuals from owning direct or indirect interests in any multifamily communities, other than student housing and senior housing, within a five-mile radius of any one of our properties. John A. Williams remains subject to the non-competition agreement described above under the caption “Noncompetition Agreements, Employment Agreements and Change of Control Agreements — Noncompetition Agreements.”

      In connection with the transfer of our third party construction business, we also agreed to treat employment by Oxford Properties the same as employment by Post Properties for purposes of (1) any stock option grants or restricted stock grants made by Post Properties to any of the former Post Properties employees employed by Oxford Properties following the closing (under our option agreements, options to purchase Post Properties common stock generally expire and restricted stock will not vest and will become forfeitable after someone ceases to be an employee) and (2) Post Properties’ loan to Mr. Faulk described above under the section entitled “Insider Loans.” Mr. Faulk currently holds options to purchase 181,494 shares of Post Properties common stock, all of which are currently exercisable. He also holds 652 shares of restricted stock.

Other Relationships

      During 2002, some of our executive officers and directors employed Post Properties to provide landscaping services. During 2002, we received landscaping fees of $352,259 from Mr. Blank, $306,494 from Mr. Williams and $79,859 from Mr. Glover. All landscaping services were provided to Mr. Blank at the market price for the services and to Messrs. Williams and Glover at the cost to us of providing the services.

      Walton Centennial, LLC, of which Mr. Teague is a principal, paid Post Properties $147,867 in 2002 to lease one of our employees to serve as a construction supervisor at a Walton Communities property. Mr. Teague is a principal of Walton Communities.

      Herschel M. Bloom, one of our directors, is a partner in the law firm of King & Spalding LLP. King & Spalding LLP provided legal services to us during fiscal 2002. Fees for these legal services represented less than 5% of King & Spalding’s revenues during fiscal 2002.

REPORT ON EXECUTIVE COMPENSATION

      The Executive Compensation and Management Development Committee is comprised of three independent, non-employee directors. It is the committee’s responsibility to:

•	make recommendations and reports to the board of directors concerning matters of executive compensation,

•	administer our executive incentive plans,

•	review compensation plans, programs and policies, and

•	monitor the performance and compensation of executive officers.

      In performing these duties, the committee considers recommendations from management along with other factors. The committee has available to it an executive compensation consultant, as well as access to an extensive compensation database.

The Philosophy of the Executive Compensation and Management Development Committee

      The committee’s philosophy on establishing executive compensation programs is to:

•	foster a high performance culture that motivates and retains high-performing executives,

•	focus the compensation program on achieving strategic objectives that enhance shareholder value,

•	be more performance driven than our market, and

•	orient total compensation more toward incentive pay components rather than base salary.

      In 2003, our annual incentive plan will continue to reinforce the pay-for-performance philosophy. Annual incentive opportunities will be targeted at the market median for comparable REITs. Actual incentive payouts will be determined based on a combination of corporate and business unit performance.

      As further explained below in the section entitled “Annual Incentive Plan,” our performance will have a prominent role in the determination of annual incentive payouts, particularly for senior corporate executives. Our performance will be judged based on Funds From Operations (“FFO”) per share versus internally established goals, total return to shareholders in comparison to a peer group of equity REITs and meeting the objectives set forth in our strategic plan. This approach is more clearly aligned with the committee’s objective of being more performance driven than our competitors and more closely links compensation to enhancing shareholder value.

      For employees with significant business unit responsibilities, a substantial portion of the annual incentive will be earned based on achieving predetermined operational and financial goals. Specific goals have been established for all of our operating units.

Base Salary Program

      Base salary levels are determined based on the committee’s assessment of competitive market practices, individual performance over time and each individual’s role and responsibilities in the organization. Base salaries for Named Executive Officers were not raised for 2002, reflecting our financial performance.

      Our base salaries for executive officers are competitive with market median practices of other multifamily REITs and REITs of comparable size outside of the multifamily asset class. The committee intends to maintain this posture for base salaries, provided the practice is serving our best interests.

      Annual salary increases for executive officers take into account the individual’s performance, our overall financial performance and changes in the competitive marketplace. The committee considers a number of factors when evaluating individual performance. They include the executive’s contribution to:

•	generating favorable financial performance,

•	promoting our values,

•	improving product and service quality,

•	developing strong relationships with residents, suppliers, and employees, and

•	demonstrating leadership abilities.

Annual Incentive Plan

      Our annual incentive plan promotes our pay-for-performance philosophy by communicating specific annual corporate and individual business unit performance goals, based on our strategic plan, and rewarding senior management for achievement of those goals. The plan is structured to foster teamwork among the executive officers, to focus efforts on corporate results that directly impact shareholders and to link individual performance to our strategic plan.

      In 2002, one of the corporate performance measures was achieving targeted per share FFO. FFO is defined to mean net income available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures. Industry analysts consider FFO to be an appropriate measure of the performance of an equity REIT. Another performance measure is individual goals which are designed to promote achievement of our strategic goals and recognize outstanding leadership and personal growth.

      Target awards were established at the start of the year. Actual payouts varied above or below target based on the performance level achieved.

Current Long-Term Incentive Plan

      The committee believes that the financial interests of executive officers and managers should be closely aligned with those of shareholders through equity ownership. Performance guidelines for 2002 for executive officers under the Post Properties, Inc. Employee Stock Plan were based on the same criteria used for the Annual Incentive Plan and were based on our performance, the performance of each business unit and individual performance. Based on 2002 performance, the committee granted 13,117 shares of restricted stock to our executive officers in January 2003.

New Long-Term Incentive Plan

      Subject to the approval of our shareholders, our board of directors has adopted a successor to the Post Properties, Inc. Employee Stock Plan, which is the Post Properties, Inc. 2003 Incentive Stock Plan. If approved by our shareholders, the committee under this plan may grant stock options and stock appreciation rights and make restricted stock grants to our key employees and to our outside directors. There will be 4 million shares of our common stock reserved for issuance pursuant to grants made under this plan.

Shareholder Value Plan

      Our board of directors and shareholders adopted our shareholder value plan in 2002. The purpose of the plan is to give each participant the opportunity to receive a percentage of his target bonus for each performance period based on Post Properties’ total shareholder return in relation to the total shareholder return reported for such period in the NAREIT total return index for all equity REITs whose return is reported in such index. A performance period is a three calendar year period, and a target bonus will be set for each participant for each performance period. A percentage of a participant’s target bonus will be payable for a performance period under the plan’s standard benchmark rankings and related target bonus payment percentage only if our total shareholder return for a performance period ranks Post Properties in the top 50% of all equity REITs whose total shareholder return is reported in the NAREIT total return index for such period. Thus, the plan is intended to tie a participant’s bonus to Post Properties’ long term performance relative to the long term performance of other REITs with respect to providing a total return to our shareholders.

Chief Executive Officer Compensation

      Mr. Stockert’s base compensation for 2002 was $375,000. Mr. Williams’ base compensation for 2002 was $300,000. See discussion regarding Mr. Williams’ employment agreement under the caption “Executive Compensation — Noncompetition Agreements, Employment Agreements and Change of Control Agreements.”

      Under last year’s annual incentive plan, Mr. Stockert had the opportunity to earn an annual bonus which was contingent upon our achieving predetermined FFO per share objectives and our success in meeting the objectives set forth in our strategic plan. No bonus was paid out under this plan to Mr. Stockert last year. Other long-term incentive compensation was paid in 2002 to Mr. Stockert at less than targeted amounts based on our financial performance.

Policy With Respect To The $1 Million Deduction Limit

      The Omnibus Budget Reconciliation Act of 1993 placed certain limits on the deductibility of compensation for a company’s employees unless the compensation meets the requirement for “performance-based compensation” as set forth in the tax law and the related regulations.

      Currently our committee does not believe that there is a significant risk of losing deductions under the tax law. However, grants under our current long-term incentive plan and grants under our shareholder value plan generally have been, and will be, structured to meet the requirements for performance-based compensation, and grants under our new long-term incentive plan generally will be structured to meet these requirements. Furthermore, our committee going forward intends to consider carefully any plan or compensation arrangement that might result in the disallowance of compensation deductions. Our committee will continue to use its best judgment, taking all factors into account, including the materiality of any deductions that might be lost versus the broader interests to be served by paying compensation for services rendered which is competitive, before adopting any plan or compensation arrangement.

      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

By the Executive Compensation and Management Development Committee:

Charles E. Rice
Robert L. Anderson
Russell R. French

REPORT OF THE AUDIT COMMITTEE

      Post Properties’ Audit Committee is responsible for, among other things, reviewing with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), our independent auditors, the scope and results of their audit engagement. In connection with the audit for the year ended December 31, 2002, the Audit Committee has:

•	reviewed and discussed with management Post Properties’ audited financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2002;

•	discussed with PricewaterhouseCoopers the matters required by Statement of Accounting Standards No. 61, as amended; and

•	received from and discussed with PricewaterhouseCoopers the communications from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 regarding their independence.

      Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

      Management is responsible for Post Properties’ financial reporting process including its system of internal control, and for the preparation of the consolidated financial statements of Post Properties and Post Apartment Homes in accordance with generally accepted accounting principles. PricewaterhouseCoopers is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of PricewaterhouseCoopers included in their report to the financial statements of Post Properties and Post Apartment Homes.

      Under Section 303.01(B)(3)(b) of the New York Stock Exchange Listing Standards, any director who is a partner in an organization that has a business relationship with Post Properties may serve on the Audit Committee only if the Board of Directors determines in its business judgment that the relationship does not interfere with the director’s exercise of independent judgment. Mr. Bloom is not “independent” as defined in the New York Stock Exchange Listing Standards because he is a partner in the law firm of King & Spalding LLP that provides legal services to Post Properties. Additional information concerning Mr. Bloom’s relationship with Post Properties is described in “Certain Relationship and Related Party Transactions.” The board of directors has determined that Mr. Bloom’s position as a partner of King & Spalding LLP does not interfere with his exercise of independent judgment and that his expertise, experience and tenure as a director continue to benefit the Audit Committee and Post Properties. The other members of the Audit Committee, Messrs. French and Goddard, are independent within the meaning of the New York Stock Exchange Listing Standards.

      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

By the Audit Committee:

Russell R. French

Herschel M. Bloom
Robert C. Goddard, III

Audit Fees

      The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the annual financial statements of Post Properties and Post Apartment Homes for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the quarterly reports on Form 10-Q of Post Properties and Post Apartment Homes for the same fiscal year were $341,351.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by PricewaterhouseCoopers for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed by PricewaterhouseCoopers for services rendered to Post Properties and Post Apartment Homes, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2002 were $634,277. The fees were incurred as follows:

Tax planning and compliance	$499,777
Other accounting and auditing services	119,500
Securities Act of 1933 and similar regulatory filings and reports	15,000

Total	$634,277

      The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining auditor independence.

STOCK PRICE PERFORMANCE GRAPH

      The following stock price performance graph compares our performance to the S&P 500 and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts (“NAREIT”). The stock price performance graph assumes an investment of $100 in Post Properties and in the two indexes on December 31, 1997 and further assumes the reinvestment of all dividends. Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market. Stock price performance, presented for the period from December 31, 1997 through December 31, 2002 is not necessarily indicative of future results.

	NAREIT Equity	S&P 500	PPS

Dec-97	100.00	100.00	100.00

Mar-98	99.53	113.95	99.85

Jun-98	94.97	117.71	97.76

Sep-98	84.98	106.00	99.87

Dec-98	82.50	128.58	100.92

Mar-99	78.52	134.98	96.83

Jun-99	86.44	144.50	111.52

Sep-99	79.49	135.48	108.81

Dec-99	78.69	155.63	107.81

Mar-00	80.57	159.20	115.80

Jun-00	89.06	154.97	128.72

Sep-00	95.87	153.47	129.65

Dec-00	99.43	141.46	114.20

Mar-01	99.83	124.69	108.48

Jun-01	110.82	131.99	119.85

Sep-01	107.91	112.62	119.79

Dec-01	113.29	124.65	117.25

Mar-02	122.64	124.99	113.53

Jun-02	128.78	108.25	104.17

Sep-02	117.13	89.55	92.19

Dec-02	117.61	97.10	87.50

      The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

APPROVAL OF OUR 2003 INCENTIVE STOCK PLAN

      We are providing the following description of our 2003 Incentive Stock Plan to you in connection with the solicitation of proxies for approval of the plan. This description is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the text of the plan. This plan will replace our existing Employee Stock Plan which expires on July 12, 2003.

Background

      The Post Properties, Inc. 2003 Incentive Stock Plan was adopted by our board of directors on February 20, 2003, subject to shareholder approval at our annual meeting if the number of votes cast for the plan exceed the number of votes cast against the plan. Our board of directors continues to believe that stock-based incentives are important factors in attracting, retaining and rewarding eligible employees and outside directors and closely aligning their interests with those of our shareholders. The following is a summary of the material terms of the plan. This summary is qualified in its entirety by the complete terms of the plan as set forth in Appendix A to this proxy statement.

Grants

      The plan provides for grants of options to purchase our common stock, or “options”, grants of shares of our common stock, or “stock grants”, and grants of stock appreciation rights, or “SARs”. The terms and conditions of each grant made under the plan shall be set forth in a “certificate”. No grants can be made under the plan after February 19, 2013.

Shares Available for Issuance

      There will be 4,000,000 shares of our common stock reserved for issuance under the plan. Any shares subject to an option that remain unissued after the cancellation, expiration or exchange of an option and any shares subject to a stock grant which are forfeited will again become available for use under the plan. Any shares of our common stock which are tendered to us to exercise an option or to purchase shares subject to a stock grant shall be available for issuance under the plan, but any shares of common stock used to satisfy a tax withholding obligation shall not again become available for issuance under the plan.

Administration of Plan

      The plan will be administered by our Executive Compensation and Management Development Committee, which has the sole authority to grant options and SARs and to make stock grants. Our committee must consist of at least 2 members of our board of directors, each of whom is a disinterested person under Rule 16b-3 under the Securities Exchange Act of 1934, and each of whom shall be an “outside director” for purposes of section 162(m) of the Internal Revenue Code. Our committee has very broad powers under the plan, including the power to interpret the plan, to determine the employees and directors eligible to receive grants, the number of shares subject to grants, the terms and conditions for stock options, stock grants and SARs (which need not be identical) and to take such other action in the administration and operation of the plan as the committee deems equitable under the circumstances. However, our board of directors has reserved to itself the right to amend or terminate the plan.

Eligibility

      Our committee will select employees and outside directors to participate in the plan. An employee means any employee of ours or any subsidiary or affiliate of ours whose performance is, in the judgment of the committee, key to our success, either directly or indirectly.

Options

      The plan authorizes the grant of options to purchase our common stock. The options granted to eligible employees may be either incentive stock options, or “ISOs”, which are options intended to satisfy the requirements of section 422 of the Internal Revenue Code, or options which are not intended to satisfy such requirements, which we will refer to as “NQOs”. All option grants to directors shall be NQOs. Options may be granted for any reason the committee deems appropriate under the circumstances, but no eligible employee shall be granted in any calendar year options to purchase more than 500,000 shares of our common stock unless the grant is made in connection with his or her initial employment by us or the committee determines that exceeding such grant cap is in our best interest. The price at which an option may be exercised for a share of our common stock shall be set forth in the related certificate and may not be less than the closing price per share of our common stock on the New York Stock Exchange as reported in The Wall Street Journal on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day. Once the option price is set, the option price can not be reduced (except in connection with a recapitalization or the like as set forth in the plan) absent an amendment to the plan which is approved by our shareholders. The period during which an option may be exercised shall be determined by our committee at the time the option is granted and may not extend more than 10 years from the date of the grant.

Stock Appreciation Rights

      SARs may be granted to eligible employees and outside directors as part of an option with respect to all or a portion of the shares of our common stock subject to the option, which we will refer to as a “tandem SAR”, or may be granted independent of any stock option, which we will refer to as a “freestanding SAR”. Tandem SARs and freestanding SARs are collectively referred to as “SARs”. The share value of a freestanding SAR granted on any date shall be set forth in the related certificate and shall be no less than the closing price per share of our common stock on the New York Stock Exchange as reported in The Wall Street Journal on such date, or if no such closing price is available on such day, the closing price for the immediately preceding business day. The share value of a tandem SAR shall be no less than the option price for our common stock subject to the related option. The grant of SARs may be subject to such other terms as our committee deems appropriate. However, no eligible employee shall be granted in any calendar year SARs with respect to more than 500,000 shares of our common stock unless the grant is made in connection with his or her initial employment by us or the committee determines that exceeding such grant cap is in our best interest. An SAR shall not be exercisable on any date unless the closing price per share of our common stock on the New York Stock Exchange as reported in The Wall Street Journal on such date, or if no such closing price is available on such day, the closing price for the immediately preceding business day exceeds the share value for the SAR, in which event the appreciation between such closing price and such share value shall be payable at the discretion of our committee in cash, in shares of our common stock or in a combination of cash and our common stock.

Stock Grants

      Stock grants may be made to eligible employees and outside directors and may be made free of any conditions or may be made subject to one or more conditions set by our committee at the time of grant. Any such conditions shall be set forth in the related certificate, and any such conditions may relate to the issuance of the stock subject to the grant or to the forfeiture of the stock which had been issued pursuant to the stock grant, or to both the issuance and forfeiture of the stock subject to the grant. If our common stock is issued pursuant to a stock grant subject to a forfeiture condition, the eligible employee or outside director will have the right to vote such shares and receive the cash dividends paid on such shares while the shares remain subject to forfeiture. No more than 500,000 shares of our common stock may be issued under the plan pursuant to stock grants.

Change in Control

      If there is a change in control (as defined in the plan), any restrictions on the exercise of any outstanding options and SARs and any conditions on stock grants will lapse on the date the change in control is effective (as defined in the plan). Our board of directors thereafter shall have the right to cancel all such grants if cancellation is required in connection with such change in control after there has been a reasonable period to exercise any such options and SARs and to receive the stock subject to any such stock grants.

Recapitalizations

      Our committee has the right to adjust the number of shares of our common stock available for issuance under the plan, the grant caps under the plan and all outstanding grants under the plan in an equitable manner to reflect any change in our capitalization, including any changes such as stock dividends and stock splits.

Amendments

      Our board of directors has the right to amend or terminate the plan. However, no amendment may be effected without the approval of our shareholders to the extent such approval is required under applicable law or applicable stock exchange rules or the amendment provides for re-pricing outstanding stock options, and no amendment can be made to the provisions related to a change in control after there has been a change in control.

Certain Federal Income Tax Consequences

      The following summary generally describes the current principal federal income tax consequences of certain events under the plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular eligible employee, outside director or to us. The provisions of the Internal Revenue Code and regulations thereunder relating to these matters are complicated, they change and their impact in any one case may depend upon the particular circumstances.

Options and Stock Appreciation Rights

      An eligible employee or outside director will not be subject to any federal income tax upon the grant of an option or SAR pursuant to the plan

      An eligible employee will not recognize income for federal income tax purposes (and we will not be entitled to any federal income tax deduction) as a result of the exercise of an ISO and the related transfer of shares of our common stock to the eligible employee. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment for the year in which the option is exercised. Thus, some employees may have an increase in their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Internal Revenue Code.

      If the shares transferred pursuant to the exercise of an ISO are disposed of within two years from the date the ISO is granted or within one year from the date the ISO is exercised (which we will refer to as the “ISO holding periods”), the eligible employee will recognize ordinary income equal to the excess of the amount realized on the disposition over the price paid for the shares or, if less, the excess of the fair market value of the shares on the date the option was exercised over the price paid for the shares, in which event any excess amount realized would be taxable as capital gains. We ordinarily will be entitled to a tax deduction for the same amount that an eligible employee recognizes as ordinary income.

      If the shares transferred upon the exercise of an ISO are disposed of after the ISO holding periods have been satisfied, long term capital gain or long term capital loss is realized on the disposition. We will not be entitled to a federal income tax deduction as a result of such a disposition.

      Ordinary income as a general rule will be recognized by each eligible employee and each outside director upon exercise of an NQO. Generally, the ordinary income realized is the excess, if any, of the fair market value of the shares of our common stock received upon the exercise of the NQO over the exercise price. Each eligible employee and each outside director will also recognize ordinary income upon exercising a SAR equal to the total of any cash received and the fair market value of any shares of our common stock received upon such exercise.

      Income tax withholding from an eligible employee is required on the income recognized by the eligible employee upon exercise of an NQO or a SAR. We ordinarily will receive a deduction for federal income tax purposes equal to the ordinary income recognized by an eligible employee or outside director upon exercise of an NQO or a SAR.

Stock Grants

      Each eligible employee and each outside director will generally recognize ordinary income in an amount equal to the fair market value of the shares of our common stock subject to the stock grant at the time his or her interest in the stock is transferable or no longer subject to a substantial risk of forfeiture unless he or she makes an election to be taxed when the grant is made under section 83(b) of the Internal Revenue Code.

      If our common stock is transferred pursuant to a stock grant to an eligible employee or outside director subject to a substantial risk of forfeiture and is non-transferable, all within the meaning of section 83 of the Internal Revenue Code, the eligible employee or outside director may elect under section 83(b), within 30 days of the transfer of the stock, to recognize ordinary income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares, as determined without regard to the restrictions, over the consideration, if any, paid for the stock. If an eligible employee or outside director makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized a loss equal to the excess, if any, of the consideration, if any, paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If an election is made under section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of the shares, as determined on the date of transfer. On a disposition of the shares, an eligible employee or outside director will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares. Whether or not an election is made under section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the eligible employee or outside director, in our taxable year in which the income is included in his or her gross income. The income recognized by an eligible employee will be subject to applicable withholding tax requirements.

      Any dividends paid to an eligible employee or outside director on shares of our common stock are treated as ordinary income to each eligible employee and each outside director in the year received. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by each eligible employee and each outside director, subject to the limitations on deductibility contained in section 162(m) of the Internal Revenue Code.

Performance-Based Compensation — Section 162(m) Requirements

      The plan is intended to satisfy the requirements under section 162(m) for option and SAR grants to the extent our committee determines that grants which satisfy such requirements are in our best interest.

New Plan Benefits

      The awards that will be granted to eligible participants under the plan will be at the discretion of the Executive Compensation and Management Development Committee and, therefore, are not determinable at this time.

      The board of directors recommends a vote for approval of the 2003 Incentive Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

      The following table presents information as of December 31, 2002 about our common stock that may be issued upon the exercise of options, warrants and rights under our Employee Stock Plan, 1995 Non-Qualified Employee Stock Purchase Plan and 2002 Shareholder Value Plan.

			(c)
			Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to	Weighted Average	Future Issuance under Equity
	be Issued upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))

Equity compensation plans approved by security holders
Employee Stock Plan(1)	4,089,493	$35.43	937,702
1995 Non-Qualified Employee Stock Purchase Plan	N/A (2)	N/A (2)	28,812 (3)
2002 Shareholder Value Plan	N/A (4)	N/A (4)	200,000 (4)

Total	4,089,493	$35.43	1,166,514
Equity compensation plans not approved by security holders
Total	None	None	None

Total	4,089,493	$35.43	1,166,514

(1)	The Employee Stock Plan will expire on July 12, 2003.
(2)	Purchase rights accruing under the Employee Stock Purchase Plan are excluded because the number and exercise price of such rights will not be determinable until the expiration of future offering periods.
(3)	Our 1995 Non-Qualified Employee Stock Purchase Plan was approved by our shareholders on May 12, 1994. There is no limit in the plan on the number of shares issuable to plan participants. Our board of directors originally reserved 100,000 shares for issuance pursuant the plan on August 25, 1994 and reserved an additional 150,000 shares on January 15, 1999. We currently have 28,812 shares available for issuance pursuant to the plan. The board of directors may, however, increase the number of shares available for issuance under the plan from time to time without shareholder approval.
(4)	Our 2002 Shareholder Value Plan was approved by our shareholders on May 23, 2002. We have reserved 200,000 shares to pay bonuses under the plan. The first bonus payable under the plan would be for the performance period ending on January 1, 2005.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission certain reports with respect to each such person’s beneficial ownership of our equity securities. Quarterly receipts of shares of common stock in lieu of cash compensation for directors fees were not timely reported on Form 4s and Form 5s by Robert L. Anderson, Russell R. French, Robert C. Goddard, III, Charles E. Rice and Ronald de Waal. Tax payments made by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued under Rule 16b-3 were not timely reported on Form 5s by Sherry W. Cohen, R. Gregory Fox, Douglas S. Gray and Thomas L. Wilkes. Based solely upon a review of copies of reports and certain representations of our executive officers and directors, all such persons, other than those noted above, have complied with the applicable reporting requirements.

Independent Public Accountants

      PricewaterhouseCoopers has audited our accounts for fiscal year 2002 and has been appointed by the board of directors to continue in that capacity for our fiscal year ending December 31, 2003. A representative of PricewaterhouseCoopers will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Annual Report to Shareholders

      Our Annual Report for the year ended December 31, 2002, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Annual Report on Form 10-K

      We will provide without charge, at the written request of any holder of common stock of record as of the close of business on March 25, 2003, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. We will provide copies of the exhibits, if they are requested by eligible shareholders, and we may impose a reasonable fee for providing such exhibits. Request for copies of our Annual Report on Form 10-K should be mailed to:

Post Properties, Inc.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
Attention: Corporate Secretary

Shareholder Proposals

      We must receive any shareholder proposals intended to be presented at our 2004 Annual Meeting of Shareholders on or before December 6, 2003 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the board of directors in connection with such meeting. Under Rule 14a-4(c)(1) of the Exchange Act, at the 2004 Annual Meeting of Shareholders, we will have discretionary authority to vote on any shareholder proposal that we do not receive at least 45 days before April 4, 2004. Under our bylaws, we must receive any shareholder proposals intended to be presented at the 2004 Annual Meeting of Shareholders but not intended to be included in our proxy materials under Rule 14a-8 of the Exchange Act no later than 10 calendar days after notice of the 2004 Annual Meeting of Shareholders is mailed to shareholders. Any shareholder proposal notice must comply with the notice procedures specified by our bylaws.

      Shareholder proposals should be sent to:

Post Properties, Inc.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
Attention: Corporate Secretary

Householding

      As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact us to request multiple copies in the future, and shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact us to request a single copy in the future. All such requests should be sent to us at:

Post Properties, Inc.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
Attention: Corporate Secretary

Other Matters

      The board of directors knows of no other matters to be brought before the annual meeting.

Expenses of Solicitation

      We will bear the cost of solicitation of proxies. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock. In addition, we have retained Corporate Communications, Inc. to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mails, by telephone or by personal calls. The anticipated cost of the services of Corporate Communications, Inc. is a fee of $5,000 plus expenses.

By Order of the Board of Directors,

Sherry W. Cohen
Executive Vice President and Secretary

Atlanta, Georgia
April 4, 2003

APPENDIX A

POST PROPERTIES, INC.

2003 INCENTIVE STOCK PLAN

§ 1.     Background and Purpose

The purpose of this Plan is to promote the interest of Post by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of Post which corresponds to the stake of each of Post’s stockholders.

§ 2.     Definitions

2.1	Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with Post under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2	Board — means the Board of Directors of Post.

        2.3    Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.4	Change in Control — means:

(a)	a “change in control” of Post of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Securities Exchange Act as in effect on the effective date of this Plan under § 4;

(b)	a “person” (as that term is used in 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of Post;

(c)	the individuals who at the beginning of any period of two consecutive years or less (starting on or after the effective date of this Plan under § 4) constitute Post’s Board cease for any reason during such period to constitute at least a majority of Post’s Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of such Board then still in office who were members of such Board at the beginning of such period;

(d)	the shareholders of Post approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of Post shall be changed, converted or exchanged into or for securities of another organization (other than a merger with a Post Affiliate or a wholly-owned subsidiary of Post) or any dissolution or liquidation of Post or any sale or the disposition of 50% or more of the assets or business of Post; or

(e)	the shareholders of Post approve any reorganization, merger, consolidation or share exchange with another corporation unless (i) the persons who were the beneficial owners of the outstanding shares of the common stock of Post immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.4(e)(i) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Post common stock immediately before the consummation of such transaction, provided (iii) the percentage described in § 2.4(e)(i) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.4(e)(ii) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Post by the persons described in § 2.4(e)(i) immediately before the consummation of such transaction.

2.5	Code — means the Internal Revenue Code of 1986, as amended.

2.6	Committee — means the Compensation Committee of the Board or, if all of the members of the Compensation Committee do not come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code, a subcommittee of the Compensation Committee which shall have at least 2 members, each of whom shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.7	Director — means any member of the Board who is not an employee of Post or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of Post.

2.8	Fair Market Value — means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with § 2.8(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.9	ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.10	Key Employee — means an employee of Post or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of Post.

2.11	1933 Act — means the Securities Act of 1933, as amended.

2.12	1934 Act — means the Securities Exchange Act of 1934, as amended.

2.13	Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.14	Option — means an ISO or a Non-ISO which is granted under § 7.

2.15	Option Certificate — means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.

2.16	Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.17	Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of Post.

2.18	Plan — means this Post Properties, Inc. 2003 Incentive Stock Plan as effective as of the date adopted by the Board in 2003 and as amended from time to time thereafter.

2.19	Post — means Post Properties, Inc. and any successor to Post Properties, Inc.

2.20	Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.21	Stock — means the $0.01 par value common stock of Post.

2.22	Stock Grant — means Stock granted under § 9.

2.23	Stock Grant Certificate — means the written certificate which sets forth the terms and conditions of a Stock Grant.

2.24	SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.25	Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8.

2.26	Stock Appreciation Right Certificate — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

2.27	Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of Post.

2.28	Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Post, a Subsidiary or Parent.

§ 3.	Shares Reserved Under Plan

There shall (subject to § 13) be 4,000,000 shares of Stock reserved for issuance under this Plan. Such shares of Stock shall be reserved to the extent that Post deems appropriate from authorized but unissued shares of Stock, from shares of Stock which have been reacquired by Post and any other shares of Stock which are held as treasury shares by Post. Any shares of Stock subject to an Option or Stock Grant which remain unissued after the cancellation, expiration or exchange of such Option or Stock Grant or which are forfeited after issuance and any shares of Stock subject to issuance under a Stock Appreciation Right which remain unissued after the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for issuance under this Plan. Any shares of Stock used to satisfy a withholding obligation shall be treated as issued under this Plan and not again become available for grants under this Plan. Finally, if the Option Price under a Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to Post in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan. The proceeds which Post receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of Post.

§ 4.     Effective Date

The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of Post (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Stock Appreciation Right granted or Stock Grant made before such shareholder approval automatically shall be granted subject to such approval.

§ 5.     Committee

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Post, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.

§ 6.     Eligibility and Grant Caps

Only Key Employees who are employed by Post or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees and Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan. However, no Key Employee in any calendar year shall be granted an Option to purchase (subject to § 13) more than 500,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 500,000 shares of stock unless such grant is made in connection with the initial employment of an individual or the Committee in its discretion determines that exceeding such grant caps is in Post’s best interest. Finally, no more than 500,000 shares of Stock (subject to § 13) shall be issued pursuant to the Stock Grants made under § 9.

§ 7.     Options

7.1	Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify any outstanding Options (except in connection with an event described in § 13(a)) without the approval of Post’s shareholders if the effect of such action would be to reduce the Option Price under any such outstanding Options. Each grant of an Option to a Key Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

7.2	$100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3	Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4	Payment. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

7.5	Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

7.6	Reload Option Grants. The Committee as part of the grant of an Option may provide in the related Option Certificate for the automatic grant of an additional Option as of each date that a Key Employee or Director exercises the original Option if the Key Employee or Director in connection with such exercise uses (in accordance with § 7.4) Stock to pay all or a part of the Option Price or uses Stock to satisfy all or a part of any related tax withholding requirement. As for each such additional Option,

(1)	the number of shares of Stock subject to the additional Option shall be no more than the number of shares of Stock used to pay the related Option Price or to satisfy the related withholding requirement,

(2)	the Option Price shall be no less than the Fair Market Value of a share of Stock on the date of the related exercise of the original Option,

(3)	the additional Option shall expire no later than the expiration date for the original Option,

(4)	the additional Option shall be subject to such other terms and conditions as the Committee deems appropriate under the circumstances, and

(5)	the additional Option shall be evidenced by a Stock Option Certificate.

§ 8.     Stock Appreciation Rights

8.1	Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2	Terms and Conditions.

(a)	Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)	Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

8.3	Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from Post in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.     Stock Grants

9.1	Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and to Directors. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

        9.2    Conditions.

(a)	Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by Post pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)	Forfeiture Conditions. The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall be unavailable under § 3 after such grant is effective unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under § 3 as of the date of such forfeiture.

9.3	Dividends and Voting Rights. If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Post shall pay such cash dividend directly to such Key Employee or Director. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee’s or a Director’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or a Director also shall have the right to vote the Stock issued under his or her Stock Grant during such period.

9.4	Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

9.5	Section 162(m). The Committee shall use its best efforts (where the Committee deems appropriate under the circumstances) to make Stock Grants to Key Employees either (1) subject to at least one condition which seems likely to result in the Stock Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for Post with respect such Stock Grant.

§ 10.   Non-Transferability

No Option, Stock Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by a Key Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director.

§ 11.   Securities Registration

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by Post, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Post, shall deliver to Post a written statement satisfactory to Post to that effect. Furthermore, if so requested by Post, the Key Employee or Director shall make a written representation to Post that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to Post an opinion in form and substance satisfactory to Post of legal counsel satisfactory to Post that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Post bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to Post of legal counsel satisfactory to Post that such registration is not required.

§ 12.   Life of Plan

No Option or Stock Appreciation Right shall be granted or Stock Grant made under this Plan on or after the earlier of

(1)	the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)	the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.   Adjustment

13.1	Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the grant caps described in § 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of Post, including, but not limited to, such changes as stock dividends or stock splits.

13.2	Mergers. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 6. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 6 of this Plan) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option and stock appreciation right grants.

13.3	Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.   Change in Control

If there is a Change in Control of Post, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants on such date automatically shall be deemed satisfied in full as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Key Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants.

§ 15.   Amendment or Termination

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of Post to the extent such approval is required under § 7.1 or under applicable law or under the rules and regulations of the stock exchange on which shares of Stock are actively traded and (2) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (x) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of Post or a transaction described in § 13 or § 14.

§ 16.   Miscellaneous

16.1	Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of Post as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee or Director. Subject to § 9.3, a Key Employee’s or a Director’s rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

16.2	No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

16.3	Withholding. Each Option, Stock Appreciation Right and Stock Grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which Post determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Stock Grant Certificate that a Key Employee or Director may elect to satisfy such minimum statutory federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

16.4	Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

16.5	Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by Post, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by Post.

16.6	Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.7	Provision for Income Taxes. The Committee acting in its absolute discretion shall have the power to authorize and direct Post to pay a cash bonus (or to provide in the terms of a Stock Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate for Post to make such payment) to a Key Employee or Director to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her exercise of an Option or Stock Appreciation Right or his or her interest in the shares of Stock issued under his or her Stock Grant becoming non-forfeitable and, further, to pay any such tax liability attributable to such cash bonus.

IN WITNESS WHEREOF, Post has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

POST PROPERTIES, INC.

By:	/s/ DAVID P. STOCKERT

Title: President and Chief Executive Officer
Date: March 26, 2003

POST PROPERTIES, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone

1. Log on to the Internet and go to http://www.eproxyvote.com/pps		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	OR	2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark votes as in
this example.			FOR	AGAINST	ABSTAIN

1. To elect one (1) director to serve until the 2004 Annual Meeting of Shareholders: (01) L. Barry Teague	2.	To approve the 2003 Incentive Stock Plan.	☐	☐	☐
To elect one (1) director to serve until the 2005 Annual Meeting of Shareholders: (02) David P. Stockert
To elect four (4) directors to serve until the 2006 Annual Meeting of Shareholders: (03) Herschel M. Bloom, (04) Russell R. French, (05) Robert C. Goddard III, (06) Ronald de Waal

FOR ALL ☐ NOMINEES	WITHHOLD ☐FROM ALL NOMINEES

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

☐___________________________________________________________
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

Please be sure to sign and date this Proxy.

Signature:________________________Date:___________________________Signature:________________________Date:___________________

INTERNET ACCESS IS HERE!

Post Properties, Inc. is pleased to announce that registered shareholders now have an innovative and secure means of accessing and managing their registered accounts on-line. Please note this excludes participants in the 401k Plan, as EquiServe Trust Company does not administer the Plan. This easy-to-use service is only a click away at:

http://www.gateway.equiserve.com

In order to access your account and request your temporary password (or PIN), you will need your Social Security number, and Issue ID (PPICM). Please click on the “Establish or recover access to your account” tab and follow the instructions and a temporary password will be mailed to your address of record. If you have any questions about using this service, please contact us at:

1-800-633-4236

DETACH HERE

POST PROPERTIES, INC.
PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 22, 2003

The undersigned hereby appoints David P. Stockert and Sherry W. Cohen each, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Post Properties, Inc. The undersigned would be entitled to vote these shares if personally present at the Annual Meeting of Shareholders, or at any adjournment thereof. The Annual Meeting will be held on Thursday, May 22, 2003, at 9:00 a.m., local time, at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, and will vote on the matters described in both and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

      PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 22, 2003. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

Please sign exactly as your name or names appear hereon. For more than one owner, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If submitted by a partnership, please sign in the partnership’s name by an authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?